AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       of
                          INTERSIL HOLDING CORPORATION


     INTERSIL HOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     FIRST: The present name of the corporation is INTERSIL HOLDING CORPORATION and the name under which the corporation was originally incorporated is HSS HOLDING CORPORATION. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 2, 1999.

     SECOND: This Amended and Restated Certificate of Incorporation (the "Certificate") restates and integrates and further amends in its entirety the Certificate of Incorporation of this corporation. This Certificate was duly adopted by a majority vote of the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     THIRD: This Certificate shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.

     FOURTH: Upon the filing of the Certificate with the Secretary of State of the State of Delaware, the Certificate of Incorporation of the Corporation shall be amended and restated in its entirety to read as set forth on Exhibit A attached hereto.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be executed by a duly authorized officer this 1st day of March 2000.


                                             INTERSIL HOLDING CORPORATION


                                             By: /s/ Gregory L. Williams
                                                 -----------------------
                                                 Gregory L. Williams
                                                 Chief Executive Officer

                                                                       EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       of
                          INTERSIL HOLDING CORPORATION


     1. Name. The name of the Corporation is Intersil Holding Corporation.

     2. Registered Office and Agent. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     3. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("DGCL") and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

     4. Conversion of Preferred Stock into Common Stock. Upon the filing and effectiveness of this Amended and Restated Certificate of Incorporation, each share of capital stock of the Corporation consisting of 12% Series A Cumulative Compounding Preferred Stock, par value $.01 per share, which shall have been issued and outstanding immediately prior thereto ("Former Series A Preferred Stock"), shall be automatically reclassified and converted into 45.42359 fully paid and nonassessable shares of Class A Common Stock authorized hereby, with any fractional shares rounded up to the nearest whole share. Upon receipt of a stock certificate representing shares of Former Series A Preferred Stock, the Secretary of the Corporation shall cancel or cause to be canceled such certificate and issue or cause to be issued to the stockholder in whose name such certificate appears a certificate or certificates representing shares of Class A Common Stock in accordance with the foregoing conversion ratio.

     5. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is 600,100,000 shares, divided into three classes consisting of 100,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"); 300,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"); and 300,000,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"). Class A Common Stock and Class B Common Stock are hereinafter sometimes individually or collectively referred to as "Common Stock."

     The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class.

     A.   PREFERRED STOCK.

          (a) Subject to Section 9 below, the board of directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the board of directors (as such resolutions may be amended by a resolution or resolutions subsequently adopted by the board of directors), and as are not stated and expressed in this Amended and Restated Certificate of Incorporation including, but not limited to, determination of any of the following:

               (i) the distinctive designation of the series and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

               (ii) the dividend rate and the times of payment of dividends on the shares of the series, whether dividends will be cumulative, and if so, from what date or dates;

               (iii) the price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

               (iv) whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

               (v) whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

               (vi) the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (vii) whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

               (viii) whether the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

               (ix) any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.

          (b) Dividends. Holders of Preferred Stock shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the board of directors for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

          (c) Preference on Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the board of directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein.

          (d) Redemption. The Corporation, at the option of the board of directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

          (e) Voting Rights. Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the board of directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meeting of stockholders.

     B.   CLASS A AND CLASS B COMMON STOCK

     Except as otherwise provided herein, all shares of Class A Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

          (a) Dividends. Holders of Common Stock shall be entitled to receive ratably on a per share basis such dividends as may be declared by the board of directors, provided that if dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends shall be declared which are payable at the same rate on each class of Common Stock and the dividends payable in shares of Class A Common Stock shall be payable to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock shall be payable to holders of Class B Common Stock.

          (b) Conversion. Each record holder of Class A Common Stock will be entitled to convert any or all of such holder's Class A Common Stock into the same number of shares of Class B Common Stock and each record holder of Class B Common Stock will be entitled to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock; provided, however, that at the time of conversion of shares of Class B Common Stock into shares of Class A Common Stock such holder certifies to the Corporation in writing that such holder would be permitted, pursuant to applicable law, to hold the total number of shares of Class A Common Stock which such holder would hold after giving effect to such conversion.

                    Each conversion of shares of one class of Common Stock into shares of another class of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares stating the number of shares that any such holder desires to convert into the other class of Common Stock. Such conversion shall be deemed to have been effected immediately upon the receipt of the written notice by the Corporation if the notice so provides, or otherwise as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received by the Corporation, and at such time the rights of any such holder with respect to the converted class of Common Stock shall cease and the Person or Persons in whose name or names the certificate or certificates for shares of the other class of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of such other class of Common Stock represented thereby.

                    Promptly after such surrender and the receipt by the
               Corporation of the written notice from the holder hereinbefore referred to, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the other class of Common Stock issuable upon such conversion and a certificate representing any shares of Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. The issuance of certificates for the other class of Common Stock upon conversion shall be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer taxes) in respect thereof or other cost incurred by the Corporation in connection with such conversion.

          (c) Transfers. The Corporation shall not close its books against the transfer of any share of Common Stock, or of any share of Common Stock issued or issuable upon conversion of shares of the other class of Common Stock, in any manner that would interfere with the timely conversion of such shares of Common Stock.

          (d) Subdivision and Combinations of Shares. If the Corporation in any manner subdivides or combines the outstanding shares of any class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided or combined.

          (e) Reservation of Shares for Conversion. So long as any shares of any class of Common Stock are outstanding, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock (or any shares of Class A Common Stock or Class B Common Stock which are held as treasury shares), the number of shares sufficient for issuance upon conversion of the outstanding shares of Common Stock.

          (f) Distribution of Assets. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders.

          (g) Voting Rights. The holders of Class A Common Stock shall have the general right to vote for all purposes as provided by law. Each holder of Class A Common Stock shall be entitled (i) at all elections of directors, to as many votes as shall equal the number of shares of Class A Common Stock held by such holder multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit, and (ii) to one vote for each share upon all other matters. Except as otherwise required by law, the holders of Class B Common Stock shall have no voting rights.

          (h) Merger, etc. In connection with any merger, consolidation, or recapitalization in which holders of Class A Common Stock generally receive, or are given the opportunity to receive, consideration for their shares, all holders of Class B Common Stock shall receive or be given the same opportunity to receive, as the case may be, the same form of consideration for their shares in the same amount per share as is received by holders of Class A Common Stock.

     6. Section 203 Not Applicable. The Corporation shall not be governed by the provisions of Section 203 of the DGCL.

     7. Board of Directors. The board of directors of the Corporation shall be composed of not fewer than three and not more than seven members, provided that if the death, incapacity or resignation of a director results in the board of directors being composed of fewer than three members, actions of the board of directors which are otherwise valid and taken between the time of such death, incapacity or resignation and the next meeting of stockholders at which a director is elected to fill such vacancy shall nevertheless be valid. Directors of the Corporation shall not be divided into classes. The term of each director shall expire at each annual meeting of stockholders. Elections of directors need not be by written ballot unless and except to the extent the bylaws of the Corporation shall so provide.

     8. Action By Stockholders In Lieu of a Meeting. Any action required by the DGCL to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting and shall be delivered to the Corporation by delivery to its registered office in Delaware, the Corporation's principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand, certified or registered mail, return receipt requested or facsimile transmission.

     9. Classes of Stock; Series of Preferred Stock. The board of directors shall not have the authority to establish classes of capital stock of the Corporation. The board of directors shall have the authority to fix by resolution or resolutions any of the designations, powers, preferences, rights, qualifications, limitations, and restrictions of any series of Preferred Stock, provided, that such authority may be exercised only in connection with the approval or adoption of a Rights Plan (as defined in Section 10) in accordance with Section 10.

     10. Rights Plans. Without (i) the affirmative vote of the holders of at least a majority of the outstanding shares of Class A Common Stock or (ii) (A) if Sterling Holding Company, LLC ("Sterling"), Citicorp Venture Capital Ltd. ("CVC") and their Affiliates (as defined in Section 13) Beneficially Own (as defined in Section 13) in the aggregate 15% or more of the outstanding Common Stock, the unanimous consent of the board of directors or (B) if Sterling, CVC and their Affiliates Beneficially Own in the aggregate less than 15% of the outstanding Common Stock, the consent of a majority of the board of directors, the Corporation shall not authorize or establish any Rights Plan. For purposes of this Amended and Restated Certificate of Incorporation, a "Rights Plan" shall mean any plan or arrangement of the sort commonly referred to as a "stockholder rights plan" or "shareholder rights plan" including, without limitation, any issuance of securities or other distribution to stockholders of the Corporation, whether or not pursuant to any plan, that includes conversion rights, exchange rights, warrants, options or any other rights of any kind, any of which would entitle the holders thereof to acquire, or provides for the holders thereof to receive, any securities of the Corporation either (i) at an exercise, option, conversion or exchange price that is less than the Fair Market Value (as defined below) of the underlying securities on the date of grant or (ii) at an exercise, option, conversion or exchange price that is determined by reference to the Fair Market Value of the underlying securities at the time of exercise and which either explicitly or implicitly by its terms would entitle the holders thereof to acquire, or provide for the holder thereof to receive, the underlying securities at a price other than the Fair Market Value of such securities on the date of grant. For purposes of this paragraph, "Fair Market Value" means (i) as to any class of securities traded on a national securities exchange or quoted on the recognized over-the-counter market, or any class of securities convertible by its terms into such securities, the last closing price on such exchange or last sale price so reported, in each case as to such traded or reported class of securities on the date nearest preceding the date of determination of the Fair Market Value and (ii) as to all other securities, the fair market value determined by the board of directors of the Corporation in the exercise of its good faith and reasonable best judgment.

     11. Bylaws. In furtherance and not in limitation of the powers conferred by law, the board of directors of the Corporation is authorized to adopt, amend or repeal the bylaws of the Corporation, except as otherwise specifically provided therein, subject to the powers of the stockholders of the Corporation to amend or repeal any bylaws adopted by the board of directors.

     12. Limitation on Liability. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the DGCL. Without limiting the generality of the foregoing, to the fullest extent permitted by the DGCL, as it exists on the date hereof or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 12 or any adoption of any provision of this Certificate of Incorporation inconsistent with this Section 12 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal, modification or adoption.

     13. Amendment. Sections 6, 7, 8, 9, 10 and 13 of this Amended and Restated Certificate of Incorporation shall not be amended or repealed without the affirmative vote of the holders of at least 75% of the outstanding shares of Class A Common Stock, except that (i) after the occurrence of a Change of Control (as defined below), the affirmative vote of the holders of at least a majority of the shares of outstanding Class A Common Stock shall be required to amend or repeal such sections and (ii) after any transfer by Sterling, CVC or their respective Affiliates resulting in Sterling, CVC and their Affiliates being collectively the Beneficial Owner of less than 15% of the outstanding shares of Common Stock, then the affirmative vote of the holders of a majority of the shares of outstanding Class A Common Stock shall be required to amend or repeal such sections.

     As used herein, the following terms shall have the following meanings:

     "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

     "Beneficial Owner" and "Beneficially Own" when used with respect to any securities shall mean a Person that, individually or with or through any of its Affiliates,

     (A) is the beneficial owner of such securities, within the meanings ascribed to the term beneficial owner in Rule 13d-3 and Rule 13d-5 under the Exchange Act;

     (B) has (1) the right to acquire such securities (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, provided, however, that a Person shall not be deemed the Beneficial Owner of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; or (2) the right to vote such securities pursuant to any agreement, arrangement or understanding, provided, however, that a Person shall not be deemed the Beneficial Owner of any securities because of such Person's right to vote such securities if the agreement, arrangement or understanding to vote such securities arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or

     (C) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (2) of clause (B) of this definition), or disposing of such securities with any other Person that Beneficially Owns, or whose Affiliates Beneficially Own, directly or indirectly, such securities.

     Securities that are "Beneficially Owned" by any Person shall mean all such securities of which such Person is the Beneficial Owner. The Corporation shall be permitted to conclusively rely upon its stock transfer ledger, public filings with regulatory agencies, such as Schedules 13D, or certificates of its stockholders in determining the Beneficial Ownership of any Person and its Affiliates.

     "Change in Control" shall mean the acquisition by any Person and the Affiliates of such Person, other than Sterling, CVC or the executive officers of the Corporation and their Affiliates, of more than 40% of the shares of Class A Common Stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as in effect on the date that this Amended and Restated Certificate of Incorporation becomes effective.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization or other entity.